BRODERBUND SOFTWARE, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD JANUARY 22, 1998

TO THE STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Broderbund Software, Inc., a Delaware corporation (the "Company"), will be held on Thursday, January 22, 1998, at 10:00 a.m., local time, at the Wyndham Garden Hotel, 1010 Northgate Drive, San Rafael, California 94903, for the following purposes:

     1. To elect directors to serve for the ensuing year and until their successors are duly elected and qualified.

     2. To approve an increase by 1,500,000 shares in the number of shares authorized under the Company's 1996 Employee and Consultant Stock Option Plan.

     3. To ratify the appointment of Ernst & Young LLP, or its intended successor company, Ernst & Young LLP/KPMG Peat Marwick LLP, as independent auditors for the Company for the 1998 fiscal year.

     4. To transact such other business as may properly come before the meeting or any and all postponements or adjournments thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on November 28, 1997 are entitled to notice of and to vote at the meeting.

     All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to sign and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she has returned a proxy.

                                                        THE BOARD OF DIRECTORS

Novato, California
December 23, 1997


IMPORTANT: Whether or not you plan to attend the meeting, you are requested to complete and promptly return the enclosed proxy in the envelope provided.

                            BRODERBUND SOFTWARE, INC.
                              500 Redwood Boulevard
                            Novato, California 94947

                              MEETING TO BE HELD AT

                              Wyndham Garden Hotel
                              1010 Northgate Drive
                          San Rafael, California 94903

                                 PROXY STATEMENT


                                     GENERAL


Date and Time

     This Proxy Statement is furnished to the stockholders of Broderbund Software, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of Proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held at 10:00 a.m., local time, on Thursday, January 22, 1998, and any and all postponements or adjournments thereof (the "Annual Meeting"). It is anticipated that this Proxy Statement and the enclosed Proxy card will be sent to such stockholders on or about December 23, 1997.


Purposes of the Annual Meeting

     The purposes of the Annual Meeting are to (1) elect a Board of Directors of the Company, (2) approve an increase by 1,500,000 shares in the number of shares available for grant under the Company's 1996 Employee and Consultant Stock Option Plan, (3) ratify the appointment of Ernst & Young LLP, or its intended successor company, Ernst & Young LLP/KPMG Peat Marwick LLP, as the Company's independent auditors for the current fiscal year, and (4) transact such other business as may properly come before the meeting or any and all postponements or adjournments thereof.


Revocability of Proxies

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.


Record Date and Principal Share Ownership

     Stockholders of record as of the close of business on November 28, 1997 (the "Record Date") are entitled to receive notice of and to vote at the Annual Meeting. At the Record Date, 20,819,875 shares of the Company's Common Stock were issued and outstanding. For information regarding security ownership by principal stockholders and management, see "Other Information -- Share Ownership by Principal Stockholders and Management."


Voting and Solicitation

     Each stockholder is entitled to one vote for each share of Common Stock on all matters presented at the Annual Meeting.

     The cost of soliciting proxies will be borne by the Company. The Company may also reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. In addition, the Company's directors, officers and regular employees, without receiving any additional compensation, may solicit proxies personally or by telephone or facsimile.

Quorum; Abstentions; Broker Non-Votes

     The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Common Stock issued and outstanding on the Record Date. Shares that are voted "FOR" or "AGAINST" a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as votes eligible to be cast by the Common Stock present in person or represented by proxy at the meeting and "entitled to vote on the subject matter" (the "Votes Cast") with respect to such matter.

     While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions in the election of directors, the Company believes that abstentions should be counted for purposes of determining both the presence or absence of a quorum for the transaction of business and the total number of Votes Cast with respect to a particular matter. Accordingly, abstentions will have the same effect as a vote against proposals set forth in this Proxy Statement. In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. In a 1988 Delaware case, Berlin v. Emerald Partners, the Delaware Supreme Court held that, while broker non-votes may be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for the purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Broker non-votes with respect to proposals set forth in this Proxy Statement will therefore not be considered "Votes Cast" and, accordingly, will not affect the determination as to whether the requisite majority of Votes Cast has been obtained with respect to a particular matter.


Deadline for Receipt of Stockholder Proposals

     Proposals of stockholders of the Company which are intended to be presented by such stockholders at the Company's 1999 Annual Meeting of Stockholders must be received by the Company no later than August 12, 1998 in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting.


Fiscal Year End

     The Company's fiscal year ends on August 31. The Company's last fiscal year ended August 31, 1997 and is referred to herein as the "Last Fiscal Year."

                                  PROPOSAL ONE:
                      ELECTION OF DIRECTORS OF THE COMPANY


Directors and Nominees

     The Bylaws of the Company provide for a Board of nine directors. Unless otherwise instructed, the proxy holders will vote the proxies received by them for management's eight nominees named below, all of whom are presently directors of the Company. As of the Record Date, management had not determined a qualified ninth nominee to submit to the Stockholders for election to the Board. Thus, proxies cannot be voted for more than eight persons. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director, however it is expected that after the Annual Meeting the Board will designate a director or directors to fill any then existing vacancy or vacancies. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until his successor has been elected and qualified.

         Name                       Age            Principal Occupation
         ----                       ---            --------------------

Douglas G. Carlston (3) ........    50  Chairman of the Board of Directors of
                                        the Company
Edmund R. Auer (1)(2) ..........    65  Former President and Chief Operating
                                        Officer of the Company
Gary L. Buckmiller (2) .........    56  Former Executive Vice President of
                                        Jostens Learning Corporation
Scott D. Cook (1) ..............    45  Chairman of the Board of Directors of
                                        Intuit Inc.
Joseph P. Durrett ..............    52  Chief Executive Officer of the Company
William P. Egan (2) (3) ........    52  President of Burr, Egan, Deleage & Co.,
                                        Inc.
William M. McDonagh (3) ........    41  President and Chief Operating Officer
                                        of the Company
Lawrence H. Wilkinson (1) (2) ..    47  President and Chief Executive Officer of
                                        Global Business Network

----------
(1) Member of the Audit Committee
(2) Member of the Compensation Committee
(3) Member of the Nominating Committee

     Mr. Carlston is a founder of the Company and has served as Chairman of the Board since November 1989. He also served as Chief Executive Officer of the Company from November 1989 until October 1996 and as President of the Company from September 1981 until November 1989.

     Mr. Auer has been a director since April 1987. He also served as Senior Vice President, Chief Operating Officer of the Company from April 1987 to November 1989 and as President of the Company from November 1989 until his retirement in April 1994.

     Mr. Buckmiller has been a director of the Company since October 1988. He served as Executive Vice President of Jostens Learning Corporation, from March 1992 to November 1993 and served in various management positions with Jostens, Inc., from 1971 to March 1992, most recently as Executive Vice President - Education and Human Resources.

     Mr. Cook has been a director of the Company since July 1995 and previously served as a director of the Company from April 1993 to December 1994. He founded and has been Chairman of the Board of Directors of Intuit Inc., a financial software company, since 1983 and served as President and Chief Executive Officer of Intuit Inc. from 1983 to April 1994. Prior to founding Intuit Inc., Mr. Cook managed consulting assignments in banking, services and technology for Bain & Company, a corporate strategy consulting firm.

     Mr. Durrett has been a director Chief Executive Officer of the Company since October 1996. From 1992 to September 1996 he served as President of ADVO, Inc., a direct marketing company. Prior to September 1996 he held senior management positions at Kraft General Foods and brand management positions at Proctor and Gamble.

     Mr. Egan has been a director of the Company since 1982. He has been President of Burr, Egan, Deleage & Co., Inc., a venture capital firm, since 1979. Mr. Egan also serves on the Board of Directors of Cephalon, Inc., a biotechnology company.

     Mr. McDonagh has been a director of the Company since January 1995. He joined the Company in 1982 as Controller. In April 1987, he was promoted to Vice President of Finance and in February 1992, he was appointed Senior Vice President and Chief Financial Officer. In April 1994, Mr. McDonagh was appointed and continues to serve as President and Chief Operating Officer of the Company.

     Mr. Wilkinson has been a director of the Company since July 1991. He is the President and Chief Executive Officer of Global Business Network, a strategic planning and consulting services company, which he joined in November 1991.


Vote Required

     The eight candidates receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them shall be elected to the Company's Board of Directors, whether or not such affirmative votes constitute a majority of the shares voted. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no other legal effect under Delaware law.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE NOMINEES LISTED ABOVE.


Board Meetings and Committees

     The Board of Directors held a total of five meetings during the Last Fiscal Year.

     The Audit Committee, which currently consists of Edmund R. Auer, Scott D. Cook and Lawrence H. Wilkinson, met twice during the Last Fiscal Year. The Audit Committee reviews financial statements and the internal financial reporting system and controls of the Company with the Company's management and independent auditors, recommends the engagement of the Company's independent auditors, and reviews other matters relating to the relationship of the Company with its auditors.

     The Compensation Committee, which currently consists of Gary L. Buckmiller, Edmund R. Auer, William P. Egan, and Lawrence H. Wilkinson, met three times during the Last Fiscal Year. The Compensation Committee makes recommendations to the Board of Directors regarding the general compensation policy of the Company for all executive officers of the Company and the administration of the Company's equity incentive plans and the bonus plan for executive officers.

     The Nominating Committee, which currently consists of Douglas G. Carlston, William P. Egan and William M. McDonagh, met once during the Last Fiscal Year. The Nominating Committee was established to make recommendations as to the composition of the Board of Directors.

     Each present director attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors held during the Last Fiscal Year and (ii) the total number of meetings held by all committees of the Board of Directors during the Last Fiscal Year on which such person served.

Compensation of Directors

     Each non-employee director of the Company is paid $1,000 for each Board meeting attended and $500 for each committee meeting attended. Under the terms of the 1996 Employee and Consultant Stock Option Plan, each non-employee director elected to the Board after October 9, 1991 automatically receives a nonqualified stock option to purchase 40,000 shares of the Company's Common Stock. In addition, with respect to each non-employee director who was originally appointed to the Board prior to October 9, 1991 as a representative of a stockholder of the Company with a contractual right to elect a director ("Director Appointing Stockholder"), such non-employee director shall automatically receive a nonqualified stock option to purchase 40,000 shares of Common Stock at such time as both (a) the Director Appointing Stockholder disposes of substantially all of its shares of the Company's capital stock and (b) the Board and such non-employee director determine that the non-employee director shall continue to serve on the Board. Each option automatically granted to a non-employee director vests annually over five years.


Compensation Committee Interlocks and Insider Participation

     The Compensation Committee is composed of four nonemployee directors,  Gary
L. Buckmiller, Edmund R. Auer, William P. Egan, and Lawrence H. Wilkinson. No interlocking relationship exists between the Company's Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.


                                  PROPOSAL TWO:
                    AMENDMENT OF 1996 EMPLOYEE AND CONSULTANT
                 STOCK OPTION PLAN TO INCREASE AUTHORIZED SHARES

     The 1996 Employee and Consultant Stock Option Plan, as amended, (the "Option Plan") was originally adopted by the Company's Board of Directors and approved by the Company's stockholders on January 25, 1996. There are currently a total of 3,000,000 shares of Common Stock reserved for issuance under the Option Plan. On October 7, 1997, due to past aquisitions and the on-going need to recruit and retain qualified employees, the Board approved an amendment to the Option Plan to increase the number of shares of Common Stock authorized for issuance thereunder by 1,500,000 shares. At the Annual Meeting, the stockholders are being asked to approve this increase in the number of shares of Common Stock authorized for issuance under the Option Plan.

     As of November 28, 1997, no options to purchase shares of Common Stock have been exercised under the Option Plan, options to purchase 1,996,150 shares at a weighted average price of $27.77 per share were outstanding and 1,003,850 shares remained available for future grants under the Option Plan.


Vote Required; Recommendation of Board of Directors

     The approval of the 1,500,000 share increase in the number of shares available for grant under the Option Plan requires the affirmative vote of a majority of the shares represented, in person or by proxy, and voting at the Annual Meeting (which shares voting affirmatively also constitute at least a majority of the required quorum). An abstention will have the same effect as a vote against the proposal, and, pursuant to Delaware law, a broker non-vote will not be treated as voting in person or by proxy on the proposal.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THIS PROPOSAL.


Summary of the Option Plan

     The essential features of the Option Plan are outlined below.

     Purposes. The purposes of the Option Plan are to furnish incentive to individuals chosen to receive options, encourage selected employees and consultants to accept or continue employment with, or consulting to, the Company or any parent or subsidiary corporation of the Company (an "Affiliate"), including the newly acquired T/Maker Company, Living Books and Parsons Technology Subsidiaries, and increase the interest of selected employees and consultants in the Company's welfare through their participation in the growth in value of the Company's Common Stock.

     Administration. The Option Plan may be administered by the Board or, subject to certain conditions, by the President or the Chief Executive Officer of the Company; provided, however, that with respect to grants of options to employees who are also officers or directors of the Company, the Option Plan shall be administered by (i) the Board if the Board may administer the Option Plan in compliance with the rules governing a plan intended to qualify thereunder as a discretionary plan under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act"), or any successor rule thereto ("Rule 16b-3"), or (ii) a committee designated by the Board to administer the Option Plan, which committee shall be constituted to comply with the rules governing a plan intended to qualify under Rule 16b-3 as a discretionary plan under Rule 16b-3 (the "Administrator"). The Option Plan may be administered by different bodies with respect to directors, officers who are not directors, and employees who are neither officers nor directors. Presently, the Board of Directors acts as the Option Plan Administrator.

     Except with respect to the automatic grant of options to members of the Board as described below, the Administrator of the Option Plan has the authority to select the persons to receive options, to fix the number of shares that each optionee may purchase, to set the terms and conditions of each option, and to determine all other matters relating to the Option Plan.

     Eligibility. The Option Plan provides that Nonqualified Stock Options may be granted to employees, including officers, Outside Directors and consultants of the Company or any Affiliate. Incentive Stock Options may be granted only to employees, including officers, of the Company or any Affiliate.

     Stock Options. The Option Plan permits the granting of stock options that either qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended ("Incentive Stock Options" or "ISOs"), or do not so qualify ("Nonqualified Stock Options" or "NSOs").

     Except with respect to the automatic grant of options to Outside Directors, the term of each option is fixed by the Administrator but may not exceed ten years from the date of grant or five years from the date of grant in the case of options granted to the owner of Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate.

     All options granted under the Option Plan are evidenced by a stock option agreement between the Company and the optionee to whom such option is granted.

     Automatic Grants to Outside Directors. The Option Plan provides for the automatic grant of a 40,000 share NSO to each Outside Director on the date first elected to the Board, if such election occurs after October 9, 1991. The term of each automatic NSO grant is ten years, is exercisable only while the Outside Director remains a director of the Company (subject to the terms of the Option
Plan), has a per share exercise price equal to the fair market value of the Company's Common Stock on the date of grant, and is exercisable in installments cumulatively with respect to 20% of the shares subject to the NSO on each anniversary of the date of grant.

     Option Price. The option exercise price for each share covered by an ISO or an NSO may not be less than the fair market value of a share of Common Stock on the date of grant of such option. In the case of ISOs or NSOs granted to a stockholder possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate, the option exercise price for each share covered by such option may not be less than 110% of the fair market value of a share of Common Stock on the date of grant of such option.

     Fair Market Value. The fair market value of a share of Common Stock, as determined by the Plan, is the mean between the highest and lowest selling prices for the stock on the date of grant (or if there are no sales on the date of grant, then for the last preceding business day on which there were sales) as reported in the Wall Street Journal or similar publication.

     Consideration. The consideration to be paid for shares issued upon exercise of options granted under the Option Plan, including the method of payment, is determined by the Administrator (and, in the case of ISOs, determined at the time of grant) and may consist entirely of (1) cash, (2) check, (3) promissory note, (4) shares of Common Stock which, in the case of shares acquired upon exercise of an option, have been owned by the optionee for at least six months and have a fair market value on the date of surrender equal to the aggregate exercise price of the shares being purchased, (5) delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the option and delivery to the Company of the sale or loan proceeds required to pay the exercise price, (6) any combination of the foregoing methods, or (7) such other consideration and method of payment permitted by applicable laws.

     Termination of Relationship with the Company. Under the Option Plan, in the event of an optionee's termination of employment or consulting relationship or service as an Outside Director for any reason other than death or disability, an option may thereafter be exercised, to the extent it was exercisable at the date of such termination, for three months. If an optionee's employment or consulting relationship or service as an Outside Director is terminated as a result of the disability or death of the optionee, the optionee, or the optionee's personal representative or any other person who acquires the option rights from the optionee by will or the applicable laws of descent and distribution, may, within twelve months after the termination of employment, consultancy or service as an Outside Director, exercise such option rights to the extent they were exercisable on the date of the termination.

     Nontransferability of Options. Options granted pursuant to the Option Plan are nontransferable by the optionee, other than by will or by the laws of descent and distribution, and may be exercised, during the lifetime of the optionee, only by the optionee.

     Adjustment Upon Changes in Capitalization. In the event any change, such as a stock split or dividend, is made in the Company's capitalization which results in an increase or decrease in the number of outstanding shares of Common Stock, an appropriate adjustment shall be made in the number of shares which have been reserved for issuance under the Option Plan and each option outstanding thereunder and the exercise price of each outstanding option. The Option Plan provides that in the event of a merger, consolidation, acquisition, separation, reorganization, liquidation or like transaction involving the Company, each option may be assumed or an equivalent option substituted by a successor corporation. If the successor corporation chooses not to assume the options under the Option Plan, or if the Board determines that the options should not continue to be outstanding, then the option rights granted shall terminate (a) upon any dissolution or liquidation of the Company or similar occurrence, or (b) upon any merger, consolidation, acquisition, separation, or similar occurrence where the Company will not be a surviving corporation. Each optionee shall be mailed a notice at least six days prior to such occurrence and shall have at least four days after the mailing of such notice to exercise any option rights.

     Amendment and Termination. The Board may amend, alter, suspend or discontinue the Option Plan at any time; provided, however, that no amendment, alteration, suspension or discontinuation shall be made that would impair the rights of any optionee under any option theretofore granted, without the optionee's consent, or that, without the approval of the stockholders, would increase the number of shares reserved for issuance under the Option Plan, extend the duration of the Option Plan, or change the class of persons eligible to receive options granted under the Option Plan.


Certain Federal Income Tax Considerations

     Options granted under the Option Plan may be either incentive stock options, as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonstatutory stock options.

     An optionee who is granted an ISO will not recognize income either at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon a sale or exchange of the shares more than two years after the grant of the ISO and one year after its exercise, any gain or loss will be treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee will recognize ordinary income at the time of the sale or exchange equal to the difference between the exercise price and the lower of (i) the fair market value of the shares on the date of exercise or (ii) the sale price of the shares. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or 10% stockholder of the Company.

     Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain or loss, depending on the holding period. Generally, the Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee at the time of such disposition.

     With respect to NSOs, an optionee will not recognize income at the time an NSO is granted. However, upon its exercise, the optionee will recognize ordinary income generally measured as the excess of the then fair market value of the shares over the exercise price. Any ordinary income recognized in connection with the exercise of an NSO by an optionee who is also an employee of the Company will be subject to tax withholding by the Company. Generally, the Company will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee upon exercise of an NSO.

     Upon resale of the shares by the optionee, any difference between the sale price and the optionee's purchase price, to the extent not recognized as ordinary income as described above, will be treated as long-term or short-term capital gain or loss, depending on the holding period.

     The foregoing is only a summary of the effect of federal income taxation upon the optionee and the Company with respect to the grant and exercise of options under the Option Plan. It does not purport to be complete, and it does not discuss the tax consequences of the optionee's death or the income tax laws of any municipality, state or foreign country in which an optionee may reside.


                                 PROPOSAL THREE:
               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has selected Ernst & Young LLP, independent auditors, or its intended successor company, Ernst & Young LLP/KPMG Peat Marwick LLP, to audit the financial statements of the Company for the 1998 fiscal year. Such nomination is being presented to the stockholders for ratification at the Annual Meeting. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting is required to ratify the Board's selection. If the stockholders reject the nomination, the Board will reconsider its selection.

     Ernst & Young LLP has audited the Company's financial statements since 1981. The Company has been advised that a representative of Ernst & Young LLP will be present at the Annual Meeting, will have the opportunity to make a statement, and is expected to be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THIS PROPOSAL.

                                OTHER INFORMATION

Executive Officers

     In addition to Messrs. Durrett and McDonagh, the following persons were executive officers of the Company as of the Record Date:

         Name                    Age                  Position
         ----                    ---                  --------
Thomas L. Marcus ...........     44     Vice President, Business Development,
                                        General Counsel and Secretary
Daniel J. Steever ..........     39     General Manager and Group Vice President
J. Mark Hattendorf .........     47     Vice President, Finance and Chief
                                        Financial Officer

     Mr. Marcus joined the Company in October 1986 as General Counsel. Since 1987, he has served as Vice President, General Counsel and Secretary of the Company. In June 1994, Mr. Marcus was also appointed Vice President, Business Development. He had previously served as Vice President of Business Development from November 1989 to June 1991.

     Mr. Steever joined the Company in June 1997 as General Manager and Group Vice President. In his role, Mr. Steever oversees North American retail sales and the newly acquired direct-to-consumer division, Parsons Technology. He had previously served as President and Chief Executive Officer of Marketing Force, Inc. from 1994 to 1996 and Regional Vice President/General Manager at ADVO, Inc. west coast region from 1992 to 1994 and northeastern region from 1990 to 1992.

     Mr. Hattendorf joined the Company in the first quarter of the Company's 1998 fiscal year as Vice President, Finance and Chief Financial Officer. Mr. Hattendorf served as Executive Vice President, Chief Financial Officer of Acclaim Entertainment, Inc. from June 1996 until his employment with Broderbund, as Vice President-Administration and Chief Financial Officer of Prodigy Services Company from October 1995 to June 1996, as Senior Vice President and Chief Financial Officer of Herbalife International, Inc. from September 1993 to October 1995 and as a financial and general management consultant to various entertainment, real estate and financial service organizations from May 1991 to September 1993.

     There are no family relationships between any of the Company's directors or executive officers.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act requires the Company's officers and directors and persons who own more than 10% of a registered class of the Company's equity securities to file certain reports regarding ownership of, and transactions in, the Company's securities with the Securities and Exchange Commission (the "SEC"). Such officers, directors and 10% stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms that they file.

     Based solely on its review of such forms received by it, or written representations from certain reporting persons, the Company believes that during the Last Fiscal Year all Section 16(a) filing requirements applicable to its Officers, directors and 10% stockholders were complied with, except that the Form 3 required to be filed on behalf of Joseph P. Durrett upon his becoming Chief Executive Officer of the Company was filed late by the Company.

Share Ownership by Principal Stockholders and Management

     The following table sets forth the beneficial ownership of Common Stock of the Company as of the Record Date, by (i) each person known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock, (ii) each current director, all of whom are the Company's nominees for election to the Board, (iii) each of the named officers in the "Summary Compensation Table", and
(iv) all current directors and executive officers as a group. The number and percentage of shares beneficially owned is determined under rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within sixty (60) days of the Record Date through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares shown as beneficially owned. A total of 20,819,875 shares of the Company's Common Stock were issued and outstanding as of the Record Date.

                                                                              Shares         Approximate
                                                                           Beneficially        Percent
            Name and Address                                                   Owned            Owned
            -----------------                                                 ------           ------
FMR Corp.(1) .........................................................      3,102,000          14.9%
  82 Devonshire Street
  Boston, MA 02109
Trimark Investment Management Inc.(2) ................................      1,235,600           5.9%
  One First Canadian Place
  Suite 5600, P.O. Box 487
  Toronto, ON M5X IE5
Douglas G. Carlston(3) ...............................................      1,867,536           9.0%
  c/o Broderbund Software, Inc.
  500 Redwood Boulevard
  Novato, CA 94947
Edmund R. Auer(4) ....................................................         77,568               *
Gary L. Buckmiller(5) ................................................         16,100               *
Scott D. Cook(6) .....................................................         16,000               *
Joseph P. Durrett(7) .................................................         64,088               *
William P. Egan(8) ...................................................         39,360               *
William M. McDonagh(9) ...............................................        130,527               *
Lawrence H. Wilkinson(10) ............................................         40,000               *
Thomas L. Marcus(11) .................................................         48,211               *
Daniel J. Steever ....................................................              0               *
J. Mark Hattendorf ...................................................              0               *
Harry R. Wilker(12) ..................................................         73,094               *
Jan L. Gullett(13) ...................................................         26,340               *
All directors and executive officers as a group (11 persons) (14) ....      2,299,390           10.8%

----------

*    Less than one percent (1%).

(1) Based on information received from FMR Corp., as of November 28, 1997, FMR Corp. had sole voting power as to 3,900 shares.

(2) Based on information received from Trimark Investment Management, Inc., as of November 28, 1997 Trimark Investment Management, Inc. had sole voting power as to all 1,235,600 shares.

(3) Includes 15,000 shares which Mr. Carlston has the right to acquire within 60 days of the Record Date upon the exercise of stock options.

(4) Includes 6,668 shares which Mr. Auer has the right to acquire within 60 days of the Record Date upon the exercise of stock options.

(5) Includes 16,000 shares which Mr. Buckmiller has the right to acquire within 60 days of the Record Date upon the exercise of stock options.

(6) Includes 16,000 shares which Mr. Cook has the right to acquire within 60 days of the Record Date upon the exercise of stock options.

(7) Includes 60,000 shares which Mr. Durrett has the right to acquire within 60 days of the Record Date upon the exercise of stock options.

(8) Includes 32,000 shares which Mr. Egan has the right to acquire within 60 days of the Record Date upon the exercise of stock options.

(9) Includes 107,000 shares which Mr. McDonagh has the right to acquire within 60 days of the Record Date upon the exercise of stock options.

(10) Includes 40,000 shares which Mr. Wilkinson has the right to acquire within 60 days of the Record Date upon the exercise of stock options.

(11) Includes 39,000 shares which Mr. Marcus has the right to acquire within 60 days of the Record Date upon the exercise of stock options.

(12) Includes 61,900 shares which Mr. Wilker has the right to acquire within 60 days of the Record Date upon the exercise of stock options.

(13) Includes 25,000 shares which Mr. Gullett has the right to acquire within 60 days of the Record Date upon the exercise of stock options.

(14) Includes 331,668 shares which all directors and executive officers as a group have the right to acquire within 60 days of the Record Date upon the exercise of stock options.

                       COMPENSATION OF EXECUTIVE OFFICERS


Summary Compensation Table

     The following table sets forth certain information with respect to the compensation paid by the Company to (i) those individuals who served as the Company's Chief Executive Officer during the Last Fiscal Year, (ii) those persons who were serving as executive officers of the Company at the end of the Last Fiscal Year, and (iii) Mr. Gullett and Mr. Wilker, who would have been two of the Company's four most highly compensated executive officers had they been executive officers of the Company through the end of the Last Fiscal Year.


                                               Annual Compensation                   Long Term
                                --------------------------------------------------  Compensation
                                                                                       Awards
                                                                    Other Annual   -------------      All Other
           Name and                          Salary       Bonus     Compensation    Stock Options   Compensation
      Principal Position          Year        ($)         ($)(1)       ($)(2)           (#)              ($)
       ----------------           -----     ---------    ---------  ------------    ------------    -------------
Joseph P. Durrett (3) .........    1997     375,394            --     100,000(4)      300,000         14,159(5)
   Chief Executive Officer         1996          --            --          --              --             --
                                   1995          --            --          --              --             --

Douglas G. Carlston(6) ........    1997     181,224            --          --              --         14,159 (5)
   Chairman of the Board and       1996     351,285        55,619          --          37,500         15,470
   Chief Executive Officer         1995     308,472       482,409          --              --         14,430

William M. McDonagh ...........    1997     303,888            --          --          75,000(7)      14,159(5)
   President and Chief             1996     304,639        48,233          --          37,500         58,206
   Operating Officer               1995     248,981       389,373          --              --         14,308

Thomas L. Marcus ..............    1997     193,347            --          --          40,000(7)      13,427(8)
   Vice President, Business        1996     188,167        20,855          --          20,000         51,000
   Development and General         1995     160,711       215,427          --          10,000         14,310
   Counsel

Daniel J. Steever .............    1997      34,615(9)         --      47,900(10)      60,000             --
   General Manager and Group       1996          --            --          --              --             --
   Vice President                  1995          --            --          --              --             --

Harry R. Wilker(11) ...........    1997     226,852            --          --          50,000(7)      14,159(5)
   Senior Vice President           1996     226,260        28,659          --          25,000         64,917
   Broderbund Publishing           1995     194,019       260,074          --           5,000         14,430

Jan L. Gullett(12) ............    1997     253,478            --          --         125,000(7)      14,159(5)
   Senior Vice President           1996     226,096        28,638     211,669(13)      95,000          2,477
   Marketing and Sales             1995      94,431(14)   126,580      30,000(15)      50,000             47

----------

(1) Includes profit sharing bonus accrued in the applicable fiscal year and paid after the end of the fiscal year.

(2) Excludes all perquisites and other amounts which, for any executive officer, in the aggregate did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus for such executive officer.

(3) Mr. Durrett was hired as Chief Executive Officer of the Company effective October 1, 1996.

(4)  Represents a $100,000 travel allowance.

(5) Represents $2,375 in Company matching 401(k) Plan contributions, $182 in group term life insurance imputed income and $11,602 in profit sharing contributions.

(6)  Mr. Carlston resigned as Chief Executive Officer in October 1996.

(7) Amount shown reflects options issued in connection with an option repricing as set forth on page 14.

(8) Includes $1,643 in Company matching 401(k) Plan contributions, $182 in group term life insurance imputed income and, $11,602 in profit sharing contributions.

(9)  Amount shown reflects pro-rata salary subsequent to June 1997 hire date.

(10) Represents  reimbursement  of relocation  expenses.

(11) Prior to the end of the Last Fiscal Year, Mr. Wilker ceased to be a Section 16 reporting executive officer of the Company.

(12) Prior to the end of the Last Fiscal Year, Mr. Gullett ceased to be an executive officer of the Company.

(13) Represents reimbursement of relocation expenses.

(14) Amount shown reflects pro rata salary subsequent to February 1995 hire date.

(15) Represents hiring bonus.

Option Grants in Last Fiscal Year

     The following table sets forth, as to the Named Officers, certain information relating to stock options granted during fiscal 1997.


                                                   Individual Grants
                                ----------------------------------------------------
                                                                                           Potential Realizable
                                                                                             Value at Assumed
                                   Number of  % of Total                                     Annual Rates of
                                  Securities    Options                                        Stock Price
                                  Underlying  Granted to                                      Appreciation
                                    Options    Employees     Exercise                      for Option Term(3)
                                    Granted    in Fiscal       Price      Expiration      ---------------------
        Name                         (#)        Year(1)      ($/Sh)(2)       Date            5%          10%
        -----                     ----------   --------     ----------     ---------       -------     -------
Joseph P. Durrett ...........     300,000       14.5%       $28.375         10/1/06      $5,353,465  $13,566,732

Douglas G. Carlston .........          --         --             --              --              --           --

William M. McDonagh .........      37,500        1.8%         27.50        10/31/06         648,547    1,643,546
                                   37,500(4)     1.8%         28.75        11/21/06         678,027    1,718,253

Thomas L. Marcus ............      20,000        0.9%         27.50        10/31/06         345,892      876,558
                                   20,000(4)     0.9%         28.75        11/21/06         361,614      916,401

Daniel J. Steever ...........      60,000        2.9%         21.69         7/31/07         818,443    2,074,096

Harry R. Wilker .............      25,000        1.2%         27.50        10/31/06         432,365    1,095,697
                                   25,000(4)     1.2%         28.75        11/21/06         452,018    1,145,502

Jan L. Gullett ..............      25,000        1.2%         27.50        10/31/06         432,365    1,095,697
                                  100,000(4)     4.8%         28.75        11/21/06       1,808,072    4,582,009

----------
(1) The total number of shares subject to options granted to employees in fiscal 1997 was 2,067,050.

(2) The exercise price per share is equal to the mean between the highest and lowest selling prices of the Company's Common Stock on the date of grant.

(3) The Potential Realizable Value is calculated based on the fair market value on the date of grant, which is equal to the exercise price of options granted in fiscal 1997, assuming that the stock appreciates in value from the date of grant until the end of the option term at the annual rate specified (5% and 10%). Potential Realizable Value is net of the option exercise price. The assumed rates of appreciation are specified in rules of the SEC, and do not represent the Company's estimate or projection of future stock price. Actual gains, if any, resulting from stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock, overall stock market conditions, as well as the option holders' continued employment through the exercise/vesting period. There can be no assurance that the amounts reflected in this table will be achieved.

(4) Amount shown reflects options issued in connection with an option repricing as set forth on page 14.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

     The following table provides information with respect to option exercises in fiscal 1997 by the Named Officers and the value of such officers' unexercised options at the close of business on August 29, 1997.

                                                                  Number of Securities
                                                                 Underlying Unexercised         Value of Unexercised
                                                                   Options at Fiscal          In-the-Money Options at
                                   Shares                             Year End (#)            Fiscal Year End ($) (2)
                                Acquired on      Value         --------------------------   --------------------------
        Name                    Exercise (#)  Realized ($)(1)  Exercisable  Unexercisable   Exercisable  Unexercisable
        -----                   ------------  ---------------  -----------  -------------   ----------   -------------
Joseph P. Durrett ..........          --             --                --       300,000            --       280,500
Douglas G. Carlston ........          --             --             7,500        30,000            --            --
William M. McDonagh ........          --             --            90,000        95,000     1,707,024       295,324
Thomas L. Marcus ...........          --             --            28,000        52,000       427,628        69,385
Daniel J. Steever ..........          --             --                --        60,000            --       457,350
Harry R. Wilker ............       1,500         29,625            49,300        64,200       634,850       102,422
Jan L. Gullett .............          --             --                --       170,000            --       101,250

----------

(1) Market value of underlying securities based on the closing price of the Company's Common Stock on the date of exercise, minus the exercise price.

(2) Market value of underlying securities based on the average of the high and low trading price of the Company's Common Stock on August 29, 1997, minus the exercise price.

                              CERTAIN TRANSACTIONS

     In 1988, the Company founded Broderbund Foundation (the "Foundation"), a non-profit corporation. Douglas G. Carlston and William M. McDonagh serve on the three-member Board of Directors of the Foundation. Each year, the Company donates to the Foundation a percentage of its adjusted pre-tax profits as determined by the Company's Board of Directors. For the last quarter and the preceding two years the Company has donated approximately 2% of its adjusted pretax profits. The Foundation makes grants to qualified non-profit organizations at the discretion of the Foundation's Board of Directors.

     Pursuant  to  an   employment   agreement   dated   October  1,  1996  (the
"Agreement"), Joseph P. Durrett was hired as Chief Executive Officer of the Company, effective October 1996. Such employment agreement provides, among other terms, that Mr. Durrett will receive a base salary of $400,000 per year, and may participate in the Company's executive bonus plan. Pursuant to the Agreement, Mr. Durrett received an option grant for 300,000 shares as of the date of his commencement of employment with the Company, which options vest over five years and which vesting accelerates upon a change in control of the Company.

     Pursuant to an arrangement with the Company, the Chief Financial Officer, Mark Hattendorf, may recieve up to nine months of salary as severence in the event of an involuntary termination of his employment, and, if such termination occurs within 18 months of a change in control of the Company, the vesting of shares subject to options held by Mr. Hattendorf will accelerate, by half if before October 31, 1998 and in whole thereafter.

     The following Compensation Committee Report on executive compensation shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.


                          COMPENSATION COMMITTEE REPORT

     The Compensation Committee (the "Committee") of the Board of Directors of the Company is composed of four independent outside directors. There are no insiders on the Committee and there are no Committee members with interlocking relationships with the Company or any of its affiliates. The Chief Executive Officer ("CEO") of the Company is invited to attend and participate in Committee meetings, except when CEO compensation is being discussed. The CEO may designate the President (except when the President's compensation is being discussed), Vice President of Human Resources, Vice President and General Counsel or other members of management to attend and participate in committee meetings in his stead. Final decisions regarding executive compensation, including the granting of stock options to executives, are made by the Board of Directors based on recommendations of the Committee. Decisions regarding stock option grants to senior executives are made by the Committee. The Committee and the Board of Directors have approved guidelines under which management grants options to other executives and non-executive employees.

     The Committee reviews base salary levels and target bonuses for the Named Officers on or about October 1 of each year. The Committee makes recommendations to the Board of Directors regarding the general compensation policy of the Company for the Named Officers. The Committee also makes recommendations to the Board regarding administration of the equity incentive plans and the Bonus Plan for the Named Officers. The Committee approves and adopts compensation policies to assure that the Company can continue to attract, retain and motivate its executive officers through a balanced compensation program consisting of base salary, annual incentive bonuses, and long term equity gain. The Committee believes that the compensation of the Named Officers should be influenced significantly by the Company's performance. The Committee is responsible for determining the CEO's compensation package annually and recommending it to the Board of Directors for approval.

Option Repricings in Last Fiscal Year

     The following table provides information with respect to the repricing of certain outstanding stock options issued to the Named Officers. On November 21, 1996, the Board approved an option repricing which provided that all employees, including executive officers but not including outside directors, who were granted options between January 31, 1995 and April 30, 1996, with certain limited exceptions, could surrender such grants in exchange for an equal number of options having an exercise price of $28.75, which is the mean between the highest and lowest selling prices of the Company's Common Stock on such date (the "Repricing"). In exchange, vesting for repriced options was restarted as of the date of the Board action approving the Repricing.

                                                                                                       Length of
                                                                                                       Original
                                               Number of                                              Option Term
                                               Securities   Market Price    Exercise                  Remaining
                                               Underlying   of Stock at     Price at        New       at Date of
                                                Options       Time of       Time of       Exercise    Repricing
           Name                     Date        Repriced  Repricing($)(1) Repricing($)   Price($)(1)    (Years)
           ----                     ----        --------  --------------- ------------   -----------    -------
Joseph P. Durrett ............           --          --           --            --            --             --

Douglas G. Carlston ..........           --          --           --            --            --             --

William M. McDonagh ..........     11/21/96      37,500        28.75         69.75         28.75           8.94

Thomas L. Marcus .............     11/21/96      20,000        28.75         69.75         28.75           8.94

Daniel J. Steever ............           --          --           --            --            --             --

Harry R. Wilker ..............     11/21/96      25,000        28.75         69.75         28.75           8.94

Jan L. Gullett ...............     11/21/96      25,000        28.75         50.75         28.75           8.43
                                   11/21/96      25,000        28.75         72.00         28.75           8.69
                                   11/21/96      25,000        28.75         69.75         28.75           8.94
                                   11/21/96      25,000        28.75         48.00         28.75           9.19

----------

(1) Based on the average of the high and low sales prices of the Company's Common Stock on the date of the Repricing.

Compensation of Executive Group

     The Committee seeks to establish total compensation levels that are competitive in the Company's industry and in the high technology field as a whole. To this end, the Committee has determined that its executives should receive total cash compensation targeted at the 50th percentile or higher, depending on the Company's performance, when compared to the compensation paid by comparable and competitive employers. In general, the Committee believes that cash compensation should vary with the current or short-term performance of the Company, and any long-term awards should be closely aligned with the long-term interest of the stockholders. Stock options have value for the executive only if the price of the Company's stock increases above the fair market value on the grant date and only if the executive remains employed by the Company for the period required for the options to vest.

     To accomplish this result, the Committee reviews reliable industry-specific compensation survey studies and the advice of compensation consultants to establish base salary levels for the executive group. Specifically, the Committee refers to compensation surveys in assessing salary levels for executives from a comparability viewpoint. From time to time, the Committee retains the services of an independent compensation consulting organization to conduct a competitive compensation study for its executive group.

     The executive group participates in an annual incentive bonus program. Pursuant to such incentive bonus program, a bonus pool is available to the extent that the Company meets or exceeds certain financial performance goals which are set by the Board. Because the Company's financial performance did not meet the goals determined by the Board for the Last Fiscal Year, there was no executive bonus pool for the executive group in the Last Fiscal Year.

     The Company maintains a stock option plan to provide long term incentives to maximize stockholder value by rewarding employees for the financial success of the Company. Options granted to executives are generally subject to five (5) year vesting. In certain limited cases, all or a portion of the options may vest on an accelerated basis upon the occurrence of certain specified events. Currently, option grants are made to executives in pre-established amounts in connection with initial hire, a subsequent grade promotion, or annually. The pre-established amounts are determined by referring to industry-specific compensation survey studies as well as competitive pressures to attract executive personnel.

     The total compensation in the last fiscal year for the five most highly compensated executives is described in this Proxy Statement starting on Page 11, and the compensation for the Company's chief executive officer is described below.


Compensation of Chief Executive Officer

     Mr. Durrett's prorated base salary of $375,394 during the Last Fiscal Year was set by the Agreement and was determined by reference to competitive compensation survey data and internal salary structures. In the Last Fiscal
Year, Mr. Durrett was granted a stock option to purchase 300,000 shares of Common Stock, vesting ratably over five years from the date of grant unless earlier accelerated by a change in control of the Company. Based on the Company's financial results in the Last Fiscal Year. Mr. Durrett did not receive a bonus at the end of the Last Fiscal Year.

                                               Compensation Committee Members




                                               Gary L. Buckmiller, Chairman
                                               Edmund R. Auer
                                               William P. Egan
                                               Lawrence H. Wilkinson

                      COMPANY STOCK PRICE PERFORMANCE GRAPH

     The graph below compares the cumulative total stockholders' return on the Company's Common Stock during the five previous fiscal years with the NASDAQ-U.S. Index and the Hambrecht & Quist Technology Index over the same period (assuming the investment of $100 in the Company's Common Stock and in the two other indices, and reinvestment of all dividends).

     The comparisons in the graph below are based on historical data and are not intended to forecast the possible future performance of the Company's Common Stock.

     The graph below shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.



 [THE FOLLOWING TABLE WAS REPRESENTED BY A LINE CHART IN THE PRINTED MATERIAL.]

HAMBRECHT & QUIST INDEX PRODUCTS AND SER
1997 PROXY PERFORMANCE GRAPH DATA
MONTHLY DATA SERIES
      ACTUAL PRICES

                                                                    Nasdaq Stock
   DATES               Broderbund         H&Q Technology            Market -U.S.
--------------------------------------------------------------------------------
   Aug-92                 12.38               320.45                   180.632
   Sep-92                 14.75               334.77                   187.346
   Oct-92                 18.00               354.05                   194.725
   Nov-92                 19.75               379.18                   210.221
   Dec-92                 21.25               396.79                   217.960
   Jan-93                 21.56               429.85                   224.165
   Feb-93                 20.13               415.17                   215.802
   Mar-93                 22.13               421.59                   222.048
   Apr-93                 17.63               396.59                   212.572
   May-93                 19.25               437.96                   225.270
   Jun-93                 19.50               432.34                   226.312
   Jul-93                 17.38               407.52                   226.579
   Aug-93                 18.00               433.57                   238.290
   Sep-93                 19.88               441.52                   245.387
   Oct-93                 28.25               449.08                   250.902
   Nov-93                 25.38               455.69                   243.419
   Dec-93                 17.25               465.88                   250.205
   Jan-94                 18.25               494.64                   257.800
   Feb-94                 20.13               510.98                   255.394
   Mar-94                 20.50               483.05                   239.689
   Apr-94                 17.13               470.62                   236.580
   May-94                 22.00               472.00                   237.157
   Jun-94                 22.63               441.91                   228.485
   Jul-94                 24.25               458.40                   233.171
   Aug-94                 27.75               505.56                   248.036
   Sep-94                 26.75               503.92                   247.401
   Oct-94                 32.00               550.09                   252.263
   Nov-94                 35.75               545.37                   243.895
   Dec-94                 46.75               559.63                   244.579
   Jan-95                 46.75               551.45                   245.950
   Feb-95                 51.88               599.25                   258.957
   Mar-95                 51.88               626.68                   266.632
   Apr-95                 49.50               673.62                   275.027
   May-95                 45.00               697.75                   282.119
   Jun-95                 63.75               781.75                   304.982
   Jul-95                 72.00               853.13                   327.399
   Aug-95                 73.63               862.91                   334.035
   Sep-95                 76.13               883.50                   341.716
   Oct-95                 69.38               895.90                   339.758
   Nov-95                 64.75               884.90                   347.736
   Dec-95                 60.75               836.78                   345.885
   Jan-96                 48.50               849.15                   347.590
   Feb-96                 45.25               891.69                   360.823
   Mar-96                 37.75               852.89                   362.018
   Apr-96                 44.00               970.78                   392.052
   May-96                 47.13               985.41                   410.054
   Jun-96                 32.25               913.62                   391.569
   Jul-96                 32.88               819.73                   356.693
   Aug-96                 30.13               869.35                   376.678
   Sep-96                 29.00               969.86                   405.491
   Oct-96                 28.13               955.98                   401.011
   Nov-96                 30.00              1068.70                   425.802
   Dec-96                 29.75              1040.00                   425.421
   Jan-97                 30.88              1151.37                   455.659
   Feb-97                 29.38              1057.35                   430.471
   Mar-97                 21.88               991.30                   402.368
   Apr-97                 18.75              1027.99                   414.952
   May-97                 25.13              1182.70                   461.999
   Jun-97                 24.69              1193.17                   476.132
   Jul-97                 21.69              1385.12                   526.407
   Aug-97                 29.50              1389.07                   525.529
   Sep-97                 34.00              1446.03                   556.615
   Aug-92                100                  100                      100
   Sep-92                119.19               104.47                   103.72
   Oct-92                145.45               110.49                   107.80
   Nov-92                159.60               118.33                   116.38
   Dec-92                171.72               123.82                   120.67
   Jan-93                174.24               134.14                   124.10
   Feb-93                162.63               129.56                   119.47
   Mar-93                178.79               131.56                   122.93
   Apr-93                142.42               123.76                   117.68
   May-93                155.56               136.67                   124.71
   Jun-93                157.58               134.92                   125.29
   Jul-93                140.40               127.17                   125.44
   Aug-93                145.45               135.30                   131.92
   Sep-93                160.61               137.78                   135.85
   Oct-93                228.28               140.14                   138.90
   Nov-93                205.05               142.20                   134.76
   Dec-93                139.39               145.38                   138.52
   Jan-94                147.47               154.36                   142.72
   Feb-94                162.63               159.46                   141.39
   Mar-94                165.66               150.74                   132.69
   Apr-94                138.38               146.86                   130.97
   May-94                177.78               147.29                   131.29
   Jun-94                189.83               137.90                   126.49
   Jul-94                195.96               143.05                   129.09
   Aug-94                224.24               157.77                   137.32
   Sep-94                216.16               157.25                   136.96
   Oct-94                258.59               171.66                   139.66
   Nov-94                288.89               170.19                   135.02
   Dec-94                377.78               174.64                   135.40
   Jan-95                373.74               172.09                   136.16
   Feb-95                419.19               187.00                   143.36
   Mar-95                419.19               195.56                   147.61
   Apr-95                400.00               210.71                   152.26
   May-95                363.64               217.74                   156.18
   Jun-95                515.15               243.95                   168.84
   Jul-95                581.82               266.23                   181.25
   Aug-95                594.95               269.28                   184.93
   Sep-95                615.15               275.71                   189.18
   Oct-95                560.61               279.58                   188.09
   Nov-95                523.23               276.14                   192.51
   Dec-95                490.91               261.13                   191.49
   Jan-96                391.92               264.99                   l92.43
   Feb-96                365.66               278.26                   199.76
   Mar-96                305.05               266.15                   200.42
   Apr-96                355.56               302.94                   217.04
   May-96                340.40               307.51                   227.01
   Jun-96                260.61               285.11                   216.78
   Jul-96                265.66               255.81                   197.47
   Aug-96                243.43               271.29                   208.53
   Sep-96                234.34               302.66                   224.48
   Oct-96                227.27               298.32                   222.00
   Nov-96                242.42               333.50                   235.73
   Dec-96                240.40               324.54                   235.52
   Jan-97                249.49               359.30                   252.26
   Feb-97                237.37               329.96                   238.31
   Mar-97                176.77               309.35                   222.76
   Apr-97                l5l.52               320.80                   229.72
   May-97                203.03               369.08                   255.77
   Jun-97                199.49               372.34                   263.59
   Jul-97                175.25               432.24                   291.43
   Aug-97                238.38               433.48                   290.94
   Sep-97                274.75               451.25                   308.15

                                  OTHER MATTERS

     The Company knows of no other matters to be submitted to the stockholders at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.

                                                       THE BOARD OF DIRECTORS
Novato, California
December 23, 1997

PROXY                                                                      PROXY
                            BRODERBUND SOFTWARE, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                         ANNUAL MEETING OF STOCKHOLDERS
                            BRODERBUND SOFTWARE, INC.

   The undersigned stockholder of BRODERBUND SOFTWARE, INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated December 23, 1997, and hereby appoints Douglas G. Carlston and Thomas L. Marcus, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of BRODERBUND SOFTWARE, INC. to be held on January 22, 1998, at
10:00 a.m., at Wyndham Garden Hotel, 1010 Northgate Drive, San Rafael, California 94903 and at any adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

   THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS NAMED HEREIN, "FOR" EACH PROPOSAL LISTED, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

                            BRODERBUND SOFTWARE, INC.
      PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.  / /


                                                                                                For      Withheld    For All
                                                                                                All         All       Except
                                                                                                / /         / /         / /

1.   ELECTION OF DIRECTORS:

If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below:

Douglas G. Carlston,  Edmund R. Auer,  Gary L. Buckmiller,
Scott D. Cook,  Joseph P. Durrett,  William P. Egan,
William M. McDonagh,  Lawrence H. Wilkinson

                                                                                                For      Against     Abstain
                                                                                                / /         / /         / /

2.   PROPOSAL  TO APPROVE  THE  INCREASE  BY  1,500,000  SHARES IN THE NUMBER OF
     SHARES AVAILABLE FOR GRANT UNDER THE COMPANY'S 1996 EMPLOYEE AND CONSULTANT
     STOCK OPTION PLAN:


                                                                                                For      Against     Abstain
                                                                                                / /         / /         / /

3.   PROPOSAL TO RATIFY THE  APPOINTMENT  OF ERNST & YOUNG LLP, OR ITS  INTENDED
     SUCCESSOR  COMPANY,  ERNST  &  YOUNG  LLP/KPMG  PEAT  MARWICK  LLP,  AS THE
     INDEPENDENT AUDITORS OF THE COMPANY FOR THE 1997 FISCAL YEAR and upon such other matter or matters which may properly come before the meeting and any adjournments thereof:





                                                                                                        Dated: _______199___

                                                                                   Signature(s)_____________________________

                                                                                   _________________________________________

                                                                                   NOTE: Please sign as name appears hereon.
                                                                                   Joint  owners  should  each  sign.   When
                                                                                   signing    as     attorney,     executor,
                                                                                   administrator,  trustee or guardian, give
                                                                                   full title as such.
